

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 7 Financial  Statements for the nine months ended September 30, 2000 and is qualified in its entiriety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   SEP-30-2000
<CASH>                                             185,957
<SECURITIES>                                             0
<RECEIVABLES>                                      196,101 <F1>
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                   522,225
<PP&E>                                          23,665,355 <F2>
<DEPRECIATION>                                 (15,495,858)<F3>
<TOTAL-ASSETS>                                   9,073,783
<CURRENT-LIABILITIES>                              703,859
<BONDS>                                         10,136,507 <F4>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                      (1,766,583)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                     9,073,783
<SALES>                                                  0
<TOTAL-REVENUES>                                 3,131,806 <F6>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 2,684,397 <F7>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                 653,589
<INCOME-PRETAX>                                          0
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                      0
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                      (206,180)<F8>
<EPS-BASIC>                                              0 <F8>
<EPS-DILUTED>                                            0 <F8>

<F1> Includes all receivables included in "prepaid expenses and other assets" on the Balance Sheet.
<F2> Multi-family complexes of $23,349,703 and deferred expenses of $315,652.
<F3> Accumulated  depreciation  of $15,295,488  and  accumulated amortization of
     $200,370.
<F4> Represents mortgage notes payable.
<F5> Total  deficit of  the General  Partners of ($323,049) and of  the  Limited
     Partners of ($1,443,534).
<F6> Includes all revenue of the Partnership.
<F7> Includes  operating expenses  of $1,312,260, real  estate taxes of $313,188 and depreciation and amortization of $1,058,949.
<F8> Net  loss allocated ($2,602) to the  General Partners and ($204,118) to the
     Limited Partners. Average net loss per Unit of Limited Partner interest is ($7.51) of 27,184 Units outstanding.

